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                                                               HEI EXHIBIT 99(a)





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 11-K


               [X] ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 1-8503


              HAWAIIAN ELECTRIC INDUSTRIES RETIREMENT SAVINGS PLAN

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

                  900 RICHARDS STREET, HONOLULU, HAWAII 96813





                    TOTAL NUMBER OF PAGES IN THIS FILING:  4
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                              REQUIRED INFORMATION


Financial Statements. The statements of net assets available for benefits at December 31, 1993 and 1992, statements of changes in net assets available for benefits for the years ended December 31, 1993, 1992 and 1991, together with notes to financial statements, and KPMG Peat Marwick's audit report thereon are filed as a part of this annual report in paper format under cover of Form SE dated March 22, 1994.

Exhibits. The written consent of KPMG Peat Marwick with respect to the Plan's financial statements is attached hereto as Exhibit 1.
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                                   SIGNATURES


The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          HAWAIIAN ELECTRIC INDUSTRIES
                                          RETIREMENT SAVINGS PLAN



Date:  March 22, 1994                     By:  HAWAIIAN ELECTRIC INDUSTRIES
                                               PENSION INVESTMENT COMMITTEE
                                               Its Named Fiduciary



                                          By:  /s/ ROBERT F. MOUGEOT
                                               ------------------------------
                                               Robert F. Mougeot
                                               Its Chairman


                                          By:  /s/ CONSTANCE H. LAU
                                               ------------------------------
                                               Constance H. Lau
                                               Its Asset Manager and Secretary

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                                                                       Exhibit 1





Hawaiian Electric Industries, Inc.
Pension Investment Committee:

We consent to incorporation by reference in Registration Statement No. 33-43892 on Form S-8 of Hawaiian Electric Industries, Inc. of our report dated March 11, 1994 included herein, relating to the statements of net assets available for benefits of the Hawaiian Electric Industries Retirement Savings Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1993.




                                          /s/ KPMG Peat Marwick



Honolulu, Hawaii
March 22, 1994